Exhibit 16

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TMB                                                         T.M. BYXBEE Company
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                                         CERTIFIED PUBLIC ACCOUNTANTS, NY, P.C.
                                       21 Aviation Road, Alabany, NY 12205-1131

                                                         Telephone 518/458-2213
                                                         Telecoier 518/458-9193

June 20, 1996

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Pursuant to 17 C.F.R. Section 229.304(a)(3) ("Item 304"), we have reviewed the language under the heading "CHANGE IN AUDITOR" in the prospectus included as part of the Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission by AFSALA Bancorp, Inc., the proposed parent holding company for Amsterdam Federal Bank. We do not disagree with the statements contained therein concerning our firm.

Very truly yours,



/s/T.M. Byxbee Company, CPAs, NY, P.C.
T.M. BYXBEE COMPANY, CPAs, NY, P.C.